Exhibit 99.1

FutureTech II Acquisition Corp. Receives Notification of Deficiency from Nasdaq Related to Delayed Filing of Quarterly Reports on Form 10-Q and Publicly Held Shares Rule and Makes Progress Towards Regaining Compliance

New York, New York – December 4, 2024 – FutureTech II Acquisition Corp. (the “Company”) (NASDAQ: FTII), today announced that it received an expected deficiency notification letter from the staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) on November 27, 2024 (the “Notice”). The Notice indicated that the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1) as a result of its failure to timely file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 (the “Q3 10-Q”), as described more fully in the Company’s Form 12b-25 Notification of Late Filing filed with the Securities and Exchange Commission (the “SEC”) on November 15, 2024. The Staff also noted that this serves as an additional basis for delisting the Company’s securities from Nasdaq and since the Company is already before a Hearings Panel for its failure to comply with the Market Value of Listed Securities requirement of Nasdaq Listing Rule 5420(a)(2) (the “Market Value of Listed Shares Rule”), the Company has until December 4, 2024 to request a stay of the sustention, pending a Hearings Panel decision. In addition, the Staff noted that based on the Company disclosure that 1,564,549 shares were tendered for redemption following the special meeting on November 18, 2024, the Company no longer complies with the minimum 1,100,000 publicly held shares requirement set forth in Listing Rule 5450(b)(2)(B) (the “Publicly Held Shares Rule”).

The Company has made progress towards regaining compliance. In particular, on November 27, 2024, the Company submitted a letter to Nasdaq setting forth the Company’s plan to regain compliance with the Market Value of Listed Shares Rule. In addition, the Company has engaged an investment bank to assist with increasing the retail distribution of the Companies listed securities to obtain compliance with the Publicly Held Shares Rule and Market Value of Listed Shares Rule. With respect to filing Q3 10-Q, the Companies accountant and management are working toward filing it by December 13, 2024. The Company also requested the Staff to stay of suspension, pending a Hearings Panel decision and provide an exception to allow the Company to regain compliance with the Listing Rule 5250(c)(1), by filing the Q3 10-Q by December 13, 2024.

About FutureTech II Acquisition Corp.

FutureTech Capital Acquisition Corp. is a blank check company incorporated as a Delaware corporation for the purpose of effecting a business combination, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses or entities.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the U.S. Securities Exchange Act of 1934 (“Exchange Act”) that are based on beliefs and assumptions and on information currently available to the Company. Forward-looking statements include all statements that are not historical facts and can generally be identified by terms such as “could,” “would,” “should,” “estimate,” “expect,” “intend,” “may,” “plan,” “potentially,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “target,” “seek” or “will” or similar expressions and the negatives of those terms. These statements include, but are not limited to, statements relating to the Company’s plans and expectations about the completion and filing of the Form 10-K, the Form 10-Q, its submission of a plan to regain compliance with respect to the Listing Rules of Nasdaq, and the timing thereof. Actual results could differ materially from those expressed in or implied by the forward-looking statements due to a number of risks and uncertainties, including but not limited to uncertainties about the timing of the Company’s submission of a compliance plan, Nasdaq’s acceptance of any such plan, and the duration of any extension that may be granted by Nasdaq; the potential inability to meet Nasdaq’s requirements; uncertainties associated with the Company’s preparation of the Form 10-K, form 10-Q and the related financial statements, including the possibility that additional accounting errors or corrections will be identified; the possibility of additional delays in the filing of the Form 10-K. the Form 10-Q and the Company’s other SEC filings; and the other risks and uncertainties described in the Company’s SEC reports. The forward-looking statements contained herein speak only as of the date of this press release. Except as required by law, the Company does not undertake any obligation to update or revise its forward-looking statements to reflect events or circumstances after the date of this press release.

Investor Relations

Ying Shan

FutureTech Capital LLC

yingshan@futuretechcapitalllc.com

Media Relations

Rathbun Communications

Julie Rathbun

julie@rathbuncomm.com

1